Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-229952, No. 333-272537, No. 333-280728 and No. 333-294166) and Form F-3 (No. 333-279584) of NIO Inc. of our report dated April 10, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

April 10, 2026